UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2008
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On June 16, 2008, 3M Corporation and Gen-Probe Incorporated announced that 3M Corporation has discontinued the companies’ collaboration to develop rapid, molecular tests for healthcare-associated infections (HCAIs) due to technical incompatibilities between Gen-Probe’s nucleic acid testing technologies and 3M’s proprietary microfluidics instrument platform. A copy of the press release is attached as Exhibit 99.1 to this Current Report.
     Under the terms of the discontinued agreement, Gen-Probe was responsible for assay development, which 3M funded. 3M also agreed to pay milestones to Gen-Probe based on technical and commercial progress. Gen-Probe earned the first of these milestones, related to assay feasibility, in the fourth quarter of 2007. Based on the termination of the agreement, Gen-Probe expects to record the portion of this payment that was previously deferred, in the amount of $2.7 million, as second-quarter collaborative research revenue.
     The agreement terminates six months after Gen-Probe’s receipt of 3M’s termination notice. The agreement requires payment to Gen-Probe of costs incurred during this period to wind down the collaboration.
     Gen-Probe does not expect the termination of the agreement to negatively affect the Company’s 2008 collaborative research revenues. In 2009, Gen-Probe expects the absence of reimbursement from 3M to reduce anticipated collaborative research revenues by approximately $4.0 million.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated June 16, 2008
Forward-Looking Statements
     Any statements in this Current Report about 3M’s or Gen-Probe’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. For example, statements concerning new product development, regulatory approvals, customer adoption and financial milestones are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to, the risk that: (i) the companies will not be able to reach agreement on a new relationship, (ii) Gen-Probe’s assays for HCAIs will not be successfully developed or integrated onto its next-generation instrument platform, (iii) Gen-Probe may decide not to proceed with development of assays for HCAIs, (iv) new products, such as assays to detect HCAIs or the PANTHER instrument, will not be cleared for marketing in the timeframes Gen-Probe expects, if at all, (v) the market for the sale of new products may not develop as expected, (vi) Gen-Probe may not be able to compete effectively, (vii) Gen-Probe may not be able to maintain its current corporate collaborations and (viii) competitors may challenge Gen-Probe’s intellectual property rights. The foregoing describes some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties the companies face and a discussion of the companies financial statements and footnotes, see the documents that 3M and Gen-Probe file with the SEC, including the most recent annual reports on Form 10-K and all subsequent periodic reports. Neither 3M nor Gen-Probe assume any obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this Current Report or to reflect the occurrence of subsequent events.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description

99.1	Press Release dated June 16, 2008